<EXHIBIT>                                                           EXHIBIT 10.9
                  CONDITIONAL PATENT ASSIGNMENT

     THIS CONDITIONAL PATENT ASSIGNMENT dated as of December 26, 1997, by and between WELLS JAPAN KABUSHIKI KAISHA, a Japanese limited stock company, having its principal place of business at Paleana Building 2-2-15, Shin-Yokahama, Kohuku-Ku, Yokahama, Japan ("Assignor") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States having an office at One Federal Street, Boston, Massachusetts 02110 ("Assignee"), as Agent for itself and each of the other Lenders who are now or hereafter become parties to the hereinafter defined Loan Agreement.

     WHEREAS, pursuant to the terms of that certain Loan Agreement dated as of the date hereof between PCD Inc., a Massachusetts corporation (the "Principal Debtor"), Assignee and the Lenders (as the same may be amended from time to time, the "Loan Agreement"), Assignee and the Lenders have agreed to make loans to Principal Debtor in an aggregate principal amount not to exceed $90,000,000.00, as evidenced by that certain Term Note A, Term Note B and Revolving Credit Note of Principal Debtor dated as of the date hereof; and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan
Agreement; and

     WHEREAS, Principal Debtor indirectly owns 98.1% of the issued and outstanding capital stock of Assignor; and

     WHEREAS, Assignor has, as of the date hereof, executed and delivered to Assignee that certain Unlimited Guaranty pursuant to which Assignor has guaranteed payment and performance of all of the Obligations of Principal Debtor (as such term is defined in the Loan Agreement) (the "Guaranty"); and

     WHEREAS, pursuant to the terms of a Security Agreement of even date herewith by and between Assignor and Assignee (as amended from time to time, the "Security Agreement"), Assignor has concurrently granted to Assignee a security interest in all of Assignor's assets to secure its obligations to Assignee and/or the Lenders under the Guaranty; and

     WHEREAS, to evidence and perfect the rights of Assignee as grantee of a security interest that has attached in certain of said assets as described below, Assignor has executed and delivered to Assignee this Conditional Patent Assignment.

     NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN, Assignor does hereby conditionally assign, sell, transfer and grant unto Assignee all of Assignor's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired:

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     (i)  each patent and each registration thereof, and each
patent registration application owned by Assignor, including, without limitation, each such patent and patent registration application set forth on SCHEDULE A, attached hereto and incorporated herein by reference; and

     (ii) all products and proceeds of the foregoing, including, without limitation, any claim or causes of action of Assignor against any third parties for past, present or future infringement of any of the foregoing, with the right to sue and recover the same in the Assignee's own name and for its own use and behoove, including all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

     (all of the foregoing, individually and collectively, the "Patents").

     PROVIDED, HOWEVER, THAT ASSIGNOR'S RIGHTS IN THE PATENTS SHALL CONTINUE UNTIL, AND ASSIGNEE SHALL HAVE NO OBLIGATIONS WITH RESPECT TO THE PATENTS UNTIL, AND ASSIGNEE SHALL BE ENTITLED TO EXERCISE ITS RIGHTS AND REMEDIES HEREUNDER IN AND WITH RESPECT TO THE PATENTS ONLY UPON, SATISFACTION OF THE FOLLOWING CONDITIONS
SUBSEQUENT:

     (a) The occurrence and continuation of an Event of Default as defined in the Loan Agreement; or

     (b) The exercise by Assignee of any or all of its rights or remedies under the Security Agreement in respect of the Patents.

     1. Assignor does hereby acknowledge, affirm and represent that:

          (i) the rights and remedies of Assignee with respect to its interest in the Patents are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          (ii) that nothing in this Conditional Patent Assignment shall be in derogation of the rights and remedies of Assignee in and to the Patents as set forth in the Security Agreement and as shall be available at law or in equity.

          (iii) SCHEDULE A contains a true and complete record of (a) all patents in which Assignor has any interest and (b) all applications pending for registration of patents in which Assignor has any interest.

          (iv) the Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part.

          (v)  each of the Patents is valid and enforceable.

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
          (vi) Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any Liens, including, without limitation, licenses, shop rights and covenants by Assignor not to sue third persons.

          (vii) Assignor has the unqualified right to enter into this Agreement and perform its terms.

     2. Assignor covenants that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Assignor's obligations under this Assignment, without the Assignee's prior written consent.

     3. Assignor covenants that if, before the Obligations shall have been satisfied in full, Assignor shall obtain rights to any new patentable inventions or additional registered patents, or additional patent applications or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, or become entitled to the benefit of any registration applications for patents, the provisions of this Assignment shall automatically apply thereto and Assignor shall give to the Assignee prompt notice thereof in writing.

     4. Assignor shall indemnify, defend and hold Assignee, its affiliates and their respective directors, officers, employees and agents ("Assignee's Indemnified Parties") harmless from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable attorneys' fees incurred in litigation or otherwise assessed, incurred or sustained by or against Assignee's Indemnified Parties or any of them with respect to or arising out of or in any way connected with this Assignment.

     5. The Assignee shall have the right but shall in no way be obligated to bring suit in its name to enforce the Patents and any license thereunder, in which event Assignor shall at the request of the Assignee do any and all lawful acts and execute any and all proper documents required by the Assignee in aid of such enforcement and Assignor shall promptly, upon demand, reimburse and indemnify the Assignee for all costs and expenses incurred by the Assignee in the exercise of its rights under this section.

     6. Assignor authorizes the Assignee to modify this Assignment by amending SCHEDULE A to include any future patents or patent applications in which Assignor may acquire an interest.

     7. At such time as Assignor shall completely and finally satisfy all of the Obligations, the Assignee shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to re-vest in Assignor full title to the Patents, subject to any disposition thereof which may have been made by the Assignee pursuant to the Security Agreement.

     IN WITNESS WHEREOF, Assignor has caused this Conditional
Patent Assignment to be duly executed by its duly authorized officer as of the date first set forth above.

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

                              WELLS JAPAN KABUSHIKI
                              KAISHA

                              By: /S/ Tsutomu Kobayashi
                                 --------------------------
                                 Tsutomu Kobayashi
                                 President

                              FLEET NATIONAL BANK
                              as Agent for itself and
                              the other Lenders


                              By: /S/ Thomas W. Davies
                                 --------------------------
                                 Thomas W. Davies
                                 Senior Vice President

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